Exhibit 3.1
STATEMENT OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES E-1 CONVERTIBLE PREFERRED STOCK OF
 DRYSHIPS INC.
I, Dimitris Dreliozis, hereby certify that I am the Financial Controller of DryShips Inc. (the "Company"), a corporation organized and existing under the Marshall Islands Business Corporations Act (the "MIBCA"), and further do hereby certify that pursuant to the authority expressly conferred upon the Board of Directors of Directors of the Company (the "Board of Directors") by the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation") in accordance with Section 35 of the MIBCA, the Board of Directors on November 16, 2016 adopted the following resolutions creating a series of shares of preferred stock designated as Series E-1 Convertible Preferred Stock, none of which shares have been issued:
RESOLVED, that the Board of Directors designates the Series E-1 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:
TERMS OF SERIES E-1 CONVERTIBLE PREFERRED STOCK
1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "Series E-1 Convertible Preferred Stock" (the "Series E-1 Preferred Shares"). The authorized number of Series E-1 Preferred Shares shall be 50,000 Series E-1 Preferred Shares, consisting of 20,000 Series E-1 Preferred Shares issuable pursuant to the terms of the Securities Purchase Agreement (as defined below) on the Initial Issuance Date (as defined below) and 30,000 Series E-1 Preferred Shares issuable upon exercise of the Series E-1 Warrants (as defined below); provided, that upon the expiration of any unexercised Series E-1 Warrants, such underlying Series E-1 Preferred Shares shall no longer be issuable hereunder.  Concurrently herewith, the Company is issuing Series E-2 Warrants (as defined below), which shall be exercisable into 50,000 shares of a newly created and established series of convertible preferred stock of the Company designated as "Series E-2 Convertible Preferred Stock" (the "Series E-2 Preferred Shares", and together with the Series E-1 Preferred Shares, the "Preferred Shares"). Each Series E-1 Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth in Section 30 below.
2. Ranking. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the "Required Holders") expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15 or with respect to preferred shares that are also Excluded Securities, all shares of capital stock of the Company issued after the Initial Issuance Date (as defined below) shall be junior in rank to the Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as "Junior Stock"). The rights of all such shares of capital stock of the Company issued after the Initial Issuance Date  shall be subject to the rights, powers, preferences and privileges of the Preferred Shares.  Without limiting any other provision of this Series E-1 Statement of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "Senior Preferred Stock"), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, together with the Company's Series C Convertible Preferred Stock, the "Parity Stock") (except that no consent shall be required for the issuance of any Series E-2 Preferred Shares, which shall be Parity Stock for all purposes hereunder); or (iii) any Junior Stock, except for Excluded Securities other than Preferred Shares, having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Preferred Shares remain outstanding.  In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.
3. Dividends.
(a) General.  From and after the first date of issuance of any Series E-1 Preferred Shares (the "Initial Issuance Date", and the date of initial issuance of any given Series E-1 Preferred Share, an "Issuance Date"), each holder of a Series E-1 Preferred Share (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends"), which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value (as defined below) of such Series E-1 Preferred Share, at the Dividend Rate (as defined below), which shall be cumulative and shall continue to accrue and compound monthly whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.  Dividends on the Series E-1 Preferred Shares shall commence accumulating on the applicable Issuance Date and shall be computed on the basis of a 360-day year consisting of 12 30-day months.  Dividends shall be payable monthly in arrears on the first Trading Day of the applicable calendar month (each, a "Dividend Date") with the first Dividend Date being the first Trading Day in the calendar month following the Initial Issuance Date, except that any dividend not paid in Common Stock due to an Equity Conditions Failure or the provisions of Section 4(d) shall accrue and increase the Stated Value.  If a Dividend Date is not a Business Day, then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.
(b) Mechanics.  Dividends shall be payable on each Dividend Date, to the record holders of the Series E-1 Preferred Shares on the applicable Dividend Date, in shares of Common Stock ("Dividend Shares") so long as there has been no Equity Conditions Failure and so long as the delivery of Dividend Shares would not violate the Maximum Percentage set forth in Section 4(d); provided, however, that the Company may, at its option, pay Dividends on any Dividend Date in cash ("Cash Dividends") or in a combination of Cash Dividends and, so long as there has been no Equity Conditions

Failure, Dividend Shares.  The Company shall deliver a written notice (each, a "Dividend Election Notice") to each Holder on the Dividend Notice Due Date (the date such notice is delivered to all of the Holders, the "Dividend Notice Date") which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares and (2) certifies that there has been no Equity Conditions Failure as of such time, if any portion of the Dividends shall be paid in Dividend Shares.  Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Dividend Notice Date, but an Equity Conditions Failure occurs at any time prior to the Dividend Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the Equity Conditions Failure, the Dividend payable to such Holder on such Dividend Date shall be paid in cash or accrued.  Dividends to be paid to each Holder on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and non-assessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient of (1) the amount of Dividends payable to such Holder on such Dividend Date less any Cash Dividends paid and (2) the Alternate Conversion Price in effect on the applicable Dividend Date.  For the avoidance of doubt, Section 4(c) shall apply to such Dividend Shares as if each Holder shall have delivered a Conversion Notice with respect to such Dividend Shares on the third (3rd) Trading Day immediately prior to the applicable Dividend Date.
(c) Delivery; Payment.  When any Dividend Shares are to be paid on a Dividend Date to any Holder, the Company shall (i) (A) provided that the Company's transfer agent (the "Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Dividend Shares to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Dividend Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by such Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Date, a certificate, registered in the name of such Holder or its designee, for the number of Dividend Shares to which such Holder shall be entitled and (ii) with respect to each Dividend Date, pay to such Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividend.
(d) Payment upon Conversions.  Prior to the payment of Dividends on a Dividend Date, Dividends on the Series E-1 Preferred Shares shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with Section 4(c)(i) or upon any redemption in accordance with Section 6 or upon any required payment upon any Bankruptcy Triggering Event.

4. Conversion. At any time after the applicable Issuance Date, each Series E-1 Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 4.
(a) Holder's Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the applicable Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series E-1 Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Series E-1 Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Series E-1 Preferred Share by (y) the Conversion Price (the "Conversion Rate"):
(i) "Conversion Amount" means, with respect to each Series E-1 Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges with respect to such Stated Value and Additional Amount as of such date of determination plus (3) the applicable Make-Whole Amount, if any.
(ii) "Conversion Price" means, with respect to each Series E-1 Preferred Share, as of any Conversion Date or other date of determination, $30.00, subject to adjustment as provided herein.
(c) Mechanics of Conversion. The conversion of each Series E-1 Preferred Share shall be conducted in the following manner:
(i) Optional Conversion. To convert a Series E-1 Preferred Share into shares of Common Stock on any date (a "Conversion Date"), a Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series E-1 Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company. If required by Section 4(c)(iii), within three (3) Trading Days following a conversion of any such Series E-1 Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the Series E-1 Preferred Shares (the "Series E-1 Preferred Share Certificates") so converted as aforesaid (or an indemnification undertaking with respect to the Series E-1

Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 17).  On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail  an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which acknowledgement may be sent to the electronic mail address at the Holder that transmitted the Conversion Note and which acknowledgement shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the "Share Delivery Date"), the Company shall (1) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series E-1 Preferred Shares represented by the Series E-1 Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Series E-1 Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series E-1 Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series E-1 Preferred Share Certificate (in accordance with Section 17(d)) representing the number of Series E-1 Preferred Shares not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series E-1 Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
(ii) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Conversion Amount (as the case may be) (a "Conversion Failure"), and if on or after such Share Delivery Date such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common

Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after receipt of such Holder's request and in such Holder's discretion, either: (I) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).
(iii) Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the Holders of each Series E-1 Preferred Share and the Stated Value of the Series E-1 Preferred Shares (the "Registered Series E-1 Preferred Shares").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and each Holder of the Series E-1 Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Series E-1 Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary.  A Registered Series E-1 Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register.  Upon its receipt of a written request to assign, transfer or sell one or more Registered Series E-1 Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Series E-1 Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Series E-1 Preferred Shares to the designated assignee or transferee pursuant to Section 17, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Series E-1 Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be).  Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Series E-1 Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series E-1 Preferred Shares to the

Company unless (A) the full or remaining number of Series E-1 Preferred Shares represented by the applicable Series E-1 Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series E-1 Preferred Shares upon physical surrender of the applicable Series E-1 Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Series E-1 Preferred Share Certificate upon conversion.  If the Company does not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.  In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series E-1 Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.  A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series E-1 Preferred Shares, the number of Series E-1 Preferred Shares represented by such certificate may be less than the number of Series E-1 Preferred Shares stated on the face thereof.  Each Series E-1 Preferred Share Certificate shall bear the following legend:
ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S STATEMENT OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES E-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES E-1 PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE STATEMENT OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.
(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion

Date and the Company can convert some, but not all, of such Series E-1 Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Series E-1 Preferred Shares converted on such date a pro rata amount of such Holder's Series E-1 Preferred Shares submitted for conversion on such date based on the number of Series E-1 Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Series E-1 Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series E-1 Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.
(d) Limitation on Beneficial Ownership. The Company shall not effect the conversion of any of the Series E-1 Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Series E-1 Preferred Shares held by such Holder pursuant to the terms and conditions of this Series E-1 Statement of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series E-1 Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d).  For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series E-1 Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder's beneficial ownership, as determined pursuant to this

Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice.  For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Series E-1 Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series E-1 Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder.  For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Series E-1 Statement of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to convert such Series E-1 Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Series E-1 Preferred Shares.
(e) Triggering Event Conversion.
(i)  General.  Subject to Section 4(d), at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the earlier to occur of (x) the date of the cure of such Triggering Event and (y) twenty (20) Trading Days after the date the Company delivers written notice to the Holder of such Triggering Event, a Holder may, at such Holder's option, by delivery of a Conversion Notice to the Company (the date of any such Conversion

Notice, each an "Triggering Event Conversion Date"), convert all, or any number of Series E-1 Preferred Shares (such Conversion Amount of the Series E-1 Preferred Shares to be converted pursuant to this Section 4(e), the "Triggering Event Conversion Amount") into shares of Common Stock at the Alternate Conversion Price (each, a  "Triggering Event Conversion").
(ii) Mechanics of Triggering Event Conversion.  On any Triggering Event Conversion Date, a Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 4(c) (with "Alternate Conversion Price" replacing "Conversion Price" for all purposes hereunder with respect to such Triggering Event Conversion and "Redemption Premium of the Conversion Amount" replacing "Conversion Amount" in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Series E-1 Statement of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion.  Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Triggering Event Conversion Amount to such Holder, such Triggering Event Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).
(f) Alternate Conversion.
(i)  General.  Subject to Section 4(d), at any time the VWAP of the Common Stock as of the Trading Day immediately prior to the date of determination is less than the Conversion Price then in effect, a Holder may, at such Holder's option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an "Alternate Conversion Date"), convert all, or any number of Series E-1 Preferred Shares (such Conversion Amount of the Series E-1 Preferred Shares to be converted pursuant to this Section 4(e), the "Alternate Conversion Amount") into shares of Common Stock at the Alternate Conversion Price (each, a  "Alternate Conversion").
(ii) Mechanics of Alternate Conversion.  On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(c) (with "Alternate Conversion Price" replacing "Conversion Price" for all purposes hereunder with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Series E-1 Statement of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion.  Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to such Holder, such Alternate Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

5. Rights Upon Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Series E-1 Statement of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Series E-1 Preferred Shares in exchange for such Series E-1 Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series E-1 Statement of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Series E-1 Preferred Shares held by the Holders and having similar ranking to the Series E-1 Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market (such a Successor Entity, an "Eligible Entity"). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Series E-1 Statement of Designations and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Series E-1 Statement of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Series E-1 Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7(a) and 14, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Series E-1 Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Series E-1 Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series E-1 Preferred Shares contained in this Series E-1 Statement of Designations), as adjusted in accordance with the provisions of this Series E-1 Statement of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5 to permit the Fundamental Transaction without the assumption of the Series E-1 Preferred Shares.  The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Series E-1 Preferred Shares.
6. Redemptions.
(a) Company Optional Redemption.  At any time the Company shall have the right to redeem all, but not less than all, of the Series E-1 Preferred Shares then outstanding (the "Company Optional Redemption Amount") on the Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption").  The Series E-1 Preferred Shares subject to redemption pursuant to this Section 6(a) shall be redeemed by the Company in cash at a price (the "Company Optional Redemption Price") equal to 120% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 6(a).  The Company may exercise its right to require redemption under this Section 6(a) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the Holders (the "Company Optional Redemption Notice" and the date all of the Holders received such notice is referred to as the "Company Optional Redemption Notice Date").  The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable.  The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the "Company Optional Redemption Date") which date shall not be less than ninety (90) Trading Days nor more than one hundred (100) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Series E-1 Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Series E-1 Preferred Shares pursuant to this Section 6(a) on the Company Optional Redemption Date.  Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the Equity Conditions Failure, the Company Optional Redemption with respect to such Holder shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4.  All Conversion Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Series E-1 Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date.  For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and continuing, but any Triggering Event shall have no effect upon any Holder's right to convert Series E-1 Preferred Shares in its discretion.
(b) Triggering Event Redemption. Upon the occurrence of any Triggering Event, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "Triggering Event Notice") to each Holder.  At any time after the earlier of a Holder's receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the "Triggering Event Right Commencement Date") and ending (such ending date, the "Triggering Event Right Expiration Date", and each such period, an "Triggering Event Redemption Right Period") on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder's receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Series E-1 Preferred Shares by delivering written notice thereof (the "Triggering Event Redemption Notice") to the Company, which Triggering Event Redemption Notice shall indicate the number of the Series E-1 Preferred Shares such Holder is electing to redeem. Each of the Series E-1 Preferred Shares subject to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (x) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 6(b)  (the "Triggering Event Redemption Price").  To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series E-1 Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 6(b)  (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Series E-1 Statement of Designations.  Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved.
(c) Mandatory Redemption upon Bankruptcy Triggering Event.  Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring prior to or following the Maturity Date, the Company shall immediately redeem, in cash, each of the Series E-1 Preferred Shares then outstanding at a redemption price (the "Bankruptcy Redemption Price") equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (x) the Conversion Rate then in effect with respect to the Conversion Amount multiplied by (y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 6(b), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable. Any redemption upon a Bankruptcy Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved.
(d) Holder Optional Redemption after Maturity Date.  At any time from and after the tenth (10) Business Day prior to the Maturity Date, any Holder may require the Company to redeem (a "Maturity Redemption") all or any number of Series E-1 Preferred Shares held by such Holder at a purchase price equal to 100% of the Conversion Amount of such Series E-1 Preferred Shares (the "Maturity Redemption Price") by delivery of written notice thereof (the "Maturity Redemption Notice") to the Company.  The Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (the "Mandatory Redemption Date"), which date shall be no earlier than five (5) Business Days following the date of delivery of such Maturity Redemption Notice.
(e) Change of Control Redemption. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control(the "Change of Control Date"), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder (a "Change of Control Notice"). At any time during the period beginning after a Holder's receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Company to redeem all or any portion of such Holder's Series E-1 Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the number of Series E-1 Preferred Shares such Holder is electing to have the Company redeem. Each Series E-1 Preferred Share subject to redemption pursuant to this Section 6(e) shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the "Change of Control Redemption Price").  Redemptions required by this Section 6(e) shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. To the extent redemptions required by this Section 6(e)  are deemed or determined by a court of competent jurisdiction to be prepayments of the Series E-1 Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(e), but subject to Section 4(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Series E-1 Preferred Shares submitted by such Holder for redemption under this Section 6(e)  may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company's shares of Common Stock pursuant to Section 4.  In the event of the Company's redemption of any of the Series E-1 Preferred Shares under this Section 6(e), such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6(e)  is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date").
(f) Redemption Mechanics.  The Company shall pay the Company Optional Redemption Price with respect to any Company Optional Redemption on the applicable Company Optional Redemption Date.  If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within five (5) Business Days after the Company's receipt of such notice.  If a Holder has submitted a Maturity Redemption Notice in accordance with Section 6(d), the Company shall deliver the applicable Maturity Redemption Price to each Holder in cash on the applicable Maturity Date.  If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(e), the Company shall deliver the applicable Change of

Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise.  Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company's payment obligation under such other Transaction Document.  In the event of a redemption of less than all of the Series E-1 Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Series E-1 Preferred Share Statement (in accordance with Section 17) representing the number of Series E-1 Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the MIBCA), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Series E-1 Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series E-1 Preferred Shares, and (y) the Company shall immediately return the applicable Series E-1 Preferred Share Certificate, or issue a new Series E-1 Preferred Share Certificate (in accordance with Section 17(d)), to such Holder, and in each case the Additional Amount of such Series E-1 Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 6(f), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption.  In the event of the Company's redemption of any of the Series E-1 Preferred Shares under this Section 6, a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 6 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.
(g) Redemption by Multiple Holders.  Upon the Company's receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in this Section 6, the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the initial Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Series E-1 Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.
7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.
(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the holders of any class of Common Stock (the "Purchase Rights"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series E-1 Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series E-1 Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance to the same extent as if there had been no such limitation).
(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series E-1 Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series E-1 Preferred Shares contained in this Series E-1 Statement of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series E-1 Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Holder.  The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Series E-1 Preferred Shares contained in this Series E-1 Statement of Designations.
8. Rights Upon Issuance of Other Securities.
(a) Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Initial Issuance Date the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price") (the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 8(a)), the following shall be applicable:
(i) Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.
(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 8(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Required Holders, the "Primary Security", and such Option and/or Convertible Security and/or Adjustment Right, the "Secondary Securities"), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 8(a)(i) or 8(a)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (A) the Option Value of each such Option, if any, (B) the fair market value (as determined by the Required Holders in good faith) or the Option Value, as applicable, of such Adjustment Right, if any, and (C) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 8(a)(iv).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).
(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Sections 5, 7, or 14 or any other clause of this Section 8, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction)  one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Sections 5, 7, or 14 or any other clause of this Section 8, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Holder's Right of Adjusted Conversion Price.  In addition to and not in limitation of the other provisions of this Section 8(c) or Section 4(p) of the Securities Purchase Agreement, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, "Variable Price Securities") that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile or electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable.  From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Series E-1 Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Series E-1 Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect.  A Holder's election to rely on a Variable Price for a particular conversion of Series E-1 Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Series E-1 Preferred Shares. For the avoidance of doubt, the term "Variable Price Securities" shall not include any Excluded Securities.
(d) Stock Combination Event Adjustments.  If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a "Stock Combination Event", and such date thereof, the "Stock Combination Event Date") and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 8(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 8(b) above) shall be reduced (but in no event increased) to the Event Market Price.
(e) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 8(e) will increase the Conversion Price as otherwise determined pursuant to this Section 8, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board of Directors and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.
(f) Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(g) Voluntary Adjustment by Company. The Company may at any time any Series E-1 Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.
9. Covenants.
As of the Initial Issuance Date, the Company agrees as follows:
(a) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness) other than in the ordinary course of business and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business.
(b) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.
(c) Restriction on Redemption and Cash Dividends. The Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than as required by the Statement of Designations and other than redemptions and repurchases with respect to the Company's Series D Preferred Shares).
(d) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary hereafter acquired whether in a single transaction or a series of related transactions to any Person(s), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.  For the avoidance of doubt, the foregoing shall not prohibit the sale or transfer of assets to the Company's lenders in connection with the Company's existing credit facilities or refinancing Permitted Indebtedness.
(e) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness (other than Permitted Indebtedness) of the Company or any of its Subsidiaries entered into hereinafter to mature or accelerate prior to the Maturity Date.
(f) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.
(g) Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
(h) Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
(i) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.
(j) Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(k) Restricted Issuances.  The Company shall not, directly or indirectly, without the prior written consent of the Holders of sixty-five percent (65%) in aggregate Stated Value of the Preferred Shares then outstanding, (i) issue any Preferred Shares (other than Excluded Securities or as contemplated by the Securities Purchase Agreement, this Series E-1 Statement of Designations and the Series E-2 Statement of Designations),  or (ii) issue any other securities that would cause a breach or default under any Statement of Designations or the Warrants.
(l) Independent Investigation.  At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Statement of Designations has occurred (the "Independent Investigator").  If the Independent Investigator determines that such breach of the Statement of Designations has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach.  In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants' work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request.  The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request.  The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company's officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.
10. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Statement of Designations, and will at all times in good faith carry out all the provisions of each Statement of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of any Statement of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).  Notwithstanding anything herein to the contrary, if after the seventy-five (75) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder's Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.
11. Authorized Shares.
(a) Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding or issuable upon exercise of the Warrants (without regard to any limitations on conversions and assuming a conversion at the Alternate Conversion Price (as defined in the applicable Statement of Designations) then in effect) (the "Required Reserve Amount").  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series E-1 Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders.
(b) Insufficient Authorized Shares.  If, notwithstanding Section 11(a) and not in limitation thereof, while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.  In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "Authorized Failure Shares"), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(a); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith.  Nothing contained in Section 11(a)  or this Section 11(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.
12. Voting Rights. Holders of Series E-1 Preferred Shares shall have no voting rights, except as required by law (including without limitation, the MIBCA) and as expressly provided in this Series E-1 Statement of Designations. To the extent that under the MIBCA the vote of holders of the Series E-1 Preferred Shares, voting separately as a class or series (or together with the holders of the Series E-2 Preferred Shares) as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the MIBCA), voting together in the aggregate and not in separate series unless required under the MIBCA, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the MIBCA holders of the Series E-1 Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Series E-1 Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series E-1 Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company's articles of incorporation, bylaws and the MIBCA.
13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Series E-1 Preferred Share equal to the Conversion Amount thereof on the date of such payment and the amount per share such Holder would receive if such Holder converted such Series E-1 Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective statement of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series E-1 Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section 13 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.
14. Distribution of Assets. In addition to any adjustments pursuant to Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then each Holder, as holders of Series E-1 Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series E-1 Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series E-1 Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder's right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).
15. Vote to Change the Terms of or Issue Series E-1 Preferred Shares.  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any statement of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) except with respect to Excluded Securities, without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than the Company's Series D Preferred Shares and pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to the Securities Purchase Agreement; or (g) without limiting any provision of Section 8, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.
16. Transfer of Series E-1 Preferred Shares. A Holder may transfer some or all of its Series E-1 Preferred Shares without the consent of the Company.
17. Reissuance of Preferred Certificates.
(a) Transfer. If any Series E-1 Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Series E-1 Preferred Share Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Series E-1 Preferred Share Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series E-1 Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Series E-1 Preferred Shares is being transferred, a new Series E-1 Preferred Share Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series E-1 Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Series E-1 Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Series E-1 Preferred Shares, the outstanding number of Series E-1 Preferred Shares represented by the Series E-1 Preferred Shares may be less than the number of Series E-1 Preferred Shares stated on the face of the Series E-1 Preferred Shares.
(b) Lost, Stolen or Mutilated Series E-1 Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Series E-1 Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Series E-1 Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Series E-1 Preferred Share Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series E-1 Preferred Shares.
(c) Series E-1 Preferred Share Certificate Exchangeable for Different Denominations. Each Series E-1 Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Series E-1 Preferred Share Certificate or Series E-1 Preferred Share Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series E-1 Preferred Shares in the original Series E-1 Preferred Share Certificate, and each such new 17(d) will represent such portion of such outstanding number of Series E-1 Preferred Shares from the original Series E-1 Preferred Share Certificate as is designated by such Holder at the time of such surrender.
(d) Issuance of New Series E-1 Preferred Share Certificate. Whenever the Company is required to issue a new Series E-1 Preferred Share Certificate pursuant to the terms of this Series E-1 Statement of Designations, such new Series E-1 Preferred Share Certificate (i) shall represent, as indicated on the face of such Series E-1 Preferred Share Certificate, the number of Series E-1 Preferred Shares remaining outstanding (or in the case of a new Series E-1 Preferred Share Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series E-1 Preferred Shares designated by such Holder which, when added to the number of Series E-1 Preferred Shares represented by the other new Series E-1 Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Series E-1 Preferred Shares remaining outstanding under the original Series E-1 Preferred Share Certificate immediately prior to such issuance of new Series E-1 Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series E-1 Preferred Share Certificate, which is the same as the issuance date of the original Series E-1 Preferred Share Certificate.
18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Series E-1 Statement of Designations shall be cumulative and in addition to all other remedies available under this Series E-1 Statement of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Series E-1 Statement of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Series E-1 Statement of Designations.
19. Payment of Collection, Enforcement and Other Costs.  If (a) any Series E-1 Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Series E-1 Statement of Designations with respect to the Series E-1 Preferred Shares or to enforce the provisions of this Series E-1 Statement of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Series E-1 Statement of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.
20. Construction; Headings.  This Series E-1 Statement of Designation shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Series E-1 Statement of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Series E-1 Statement of Designations.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Statement of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Series E-1 Statement of Designations.  Terms used in this Series E-1 Statement of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.
21. Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Series E-1 Statement of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.  Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 4(d).
22. Dispute Resolution.
(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute.  If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may select an independent, reputable investment bank reasonably acceptable to the Company to resolve such dispute.
(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the "Dispute Submission Deadline") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "Required Dispute Documentation") (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline).  Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.
23. Notices; Currency; Payments.
(a) Notices.  The Company shall provide each Holder of Series E-1 Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Series E-1 Statement of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Series E-1 Statement of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Series E-1 Statement of Designations, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.
(b) Currency.  All dollar amounts referred to in this Series E-1 Statement of Designations are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Series E-1 Statement of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Series E-1 Statement of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Series E-1 Statement of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers (as defined in the Securities Purchase Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and such Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this

Series E-1 Statement of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve percent (12%) per annum from the date such amount was due until the same is paid in full ("Late Charge").
24. Waiver of Notice.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Series E-1 Statement of Designations and the Securities Purchase Agreement.
25. Governing Law.  This Series E-1 Statement of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Series E-1 Statement of Designations shall be governed by, the laws of the Marshall Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Marshall Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Marshall Islands.  Except as otherwise required by Section 22 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22.  The Company (on behalf of itself and each of its Subsidiaries) hereby appoints the agent for service of process listed in Schedule 9(a) to the Securities Purchase Agreement, as its agent for service of process in New York.  THE CORPORATION HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SERIES E-1 STATEMENT OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.  The choice of the laws of the State of New York as the governing law of this Series E-1 Statement of Designations is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries.  The Company or any of their respective properties, assets or revenues does not have any right of immunity under Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Republic of the Marshall Islands, or such other jurisdiction applicable to the Company or any of its Subsidiaries, or New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Series E-1 Statement of Designations; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Series E-1 Statement of Designations.
26. Judgment Currency.
(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 25 referred to as the "Judgment Currency") an amount due in U.S. dollars under this Series E-1 Statement of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:
(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or
(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 26(a)(ii) being hereinafter referred to as the "Judgment Conversion Date").
(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 26(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Series E-1 Statement of Designations.

27. Severability.  If any provision of this Series E-1 Statement of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Series E-1 Statement of Designations so long as this Series E-1 Statement of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
28. Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.
29. Stockholder Matters; Amendment.
(a) Stockholder Matters. Unless otherwise required by the MIBCA, any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the MIBCA, the Articles of Incorporation, this Series E-1 Statement of Designations or otherwise with respect to the issuance of Series E-1 Preferred Shares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the MIBCA. This provision is intended to comply with the applicable sections of the MIBCA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.
(b) Amendment. Unless otherwise required by the MIBCA, this Series E-1 Statement of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the MIBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the MIBCA and the Articles of Incorporation.
30. Certain Defined Terms. For purposes of this Series E-1 Statement of Designations, the following terms shall have the following meanings:
(a) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) "Additional Amount" means, as of the applicable date of determination, with respect to each Series E-1 Preferred Share, all declared and unpaid Dividends on such Series E-1 Preferred Share.
(c) "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(a)) of shares of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).
(d) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(e) "Alternate Conversion Price" means, as of any date of determination, the higher of (x) 77.5% of the lowest VWAP of the Common Stock for any Trading Day during the fourteen (14) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to such date of determination and (y) the Floor Price.  All such determinations to be appropriate adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring period.
(f) "Approved Stock Plan" means any employee benefit plan or agreement which has been approved by the Board of Directors of directors of the Company prior to or subsequent to the Initial Issuance Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.
(g) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the applicable Issuance Date, directly or indirectly managed or advised by a Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Associate of such Holder, (iv) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (v) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with such Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.
For purposes of this definition, the term "Associate" shall have the meaning given under Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended.

(h) "Bankruptcy Triggering Event" means the occurrence of any of the following events:
(i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;
(ii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or
(iii) the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days.
(i) "Bloomberg" means Bloomberg, L.P.

(j) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(k) "Change of Control" means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the Board of Directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) a Fundamental Transaction in which the applicable Subject Entity is a wholly-owned subsidiary of the Company or an entity controlled, directly or indirectly, by George Economou.  For purpose of clarity, the issuance of any Excluded Securities to a current or former lender of Permitted Indebtedness or any of such lender's affiliates in connection with the refinancing or restructuring of Permitted Indebtedness (a "Refinancing Transaction") shall not be considered a Change of Control unless, either pursuant to the voting power of such Excluded Securities or other terms and conditions set forth in the documentation of such Refinancing Transaction, a majority of the Board of Directors (or their equivalent if other than a corporation) prior to such Change of Control shall have been changed or replaced after the consummation of such Refinancing Transaction.
(l) "Change of Control Redemption Premium" means 120%.
(m)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
(n) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Preferred Shares pursuant to the terms of the Securities Purchase Agreement.
(o) "Common Stock" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(p) "Convertible Securities" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
(q) "Dividend Notice Due Date" means the sixth (6th) Trading Day immediately prior to the applicable Dividend Date.
(r) "Dividend Rate" means (A) seven percent (7.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, twelve percent (12%) per annum.
(s) "Eligible Market" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.
(t) "Equity Conditions" means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the Common Stock (including all Underlying Securities (as defined in the Securities Purchase Agreement)) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor the Company have been informed by the Eligible Market that the Common Stock shall be delisted or such delisting shall be reasonably likely to occur within 90 days; (ii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares as set forth in Section 4 hereof (or Section 4 of the Series E-2 Statement of Designations, as applicable) and all other shares of capital stock required to be delivered by the Company as set forth in the other Transaction Documents;

(iii) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 4(d) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (excluding any Refinancing Transaction) shall have occurred which has not been abandoned, terminated or consummated; (vi) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or materially breached any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to make any payment pursuant to any Transaction Document; (viii) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure as of such applicable date of determination; (ix) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the Articles of Incorporation of the Company and reserved by the Company to be issued pursuant to the applicable Statement of Designations and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event; (xi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market subject to notice of issuance to the Eligible Market, and (xii) either registration statement covering all of the shares of Common Stock issuable pursuant to this Series E-1 Statement of Designations and the Series E-2 Statement of Designations and the Transaction Documents shall be effective or all such shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent.
(u) "Equity Conditions Failure" means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Dividend Notice Date through the applicable Dividend Date, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).
(v) "Event Market Price" means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days (as measured by VWAP) during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5), in each case as adjusted for the effect of the applicable Stock Combination.
(w) "Excluded Securities" shall have the meaning as set forth in the Securities Purchase Agreement.
(x) "Floor Price" means $1.50.
(y) "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Series E-1 Statement of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(z) "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(aa) "Indebtedness" shall have the meaning as set forth in the Securities Purchase Agreement.
(bb) "Liquidation Event" means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.
(cc) "Make-Whole Amount' means, as of any given date, the amount of any Dividends at the Dividend Rate then in effect that, but for any conversion or redemption of Series E-1 Preferred Shares hereunder on such given date, would have accrued with respect to the Conversion Amount of such Series E-1 Preferred Shares being converted or redeemed hereunder from such given date through the Maturity Date.
(dd) "Maturity Date" shall mean the first anniversary of the Initial Issuance Date; provided, however, the Maturity Date may be extended at the option of a Holder (i) in the event that, and for so long as, a Triggering Event shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in a Triggering Event or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction (excluding any Refinancing Transaction) in the event that such Fundamental Transaction is publicly announced or a Change of Control  Redemption Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of its Series E-1 Preferred Shares pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Series E-1 Preferred Shares.
(ee) "Option Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).
(ff) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(gg) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(hh) "Permitted Indebtedness" means (i) Permitted Senior Indebtedness and (ii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens.
(ii) "Permitted Liens" means (i) any Lien entered into in the ordinary course of business and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, including but not limited to Liens arising from vessel operating, chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to vessels and related assets, repairs and improvements to vessels and related assets, masters', officers' or crews' wages and maritime Liens, (ii) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iv) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event under Section 30(ddd)(ix), (ix) Liens with respect to the Permitted Senior Indebtedness and (x) maritime liens and such other liens entered into during the regular course of business (excluding any liens related to the issuance of Indebtedness by the Company or any of its Subsidiaries, directly or indirectly, to any Person in exchange for the payment, directly or indirectly, of cash (or its equivalent) to the Company or any of its Subsidiaries (or for the benefit of the Company or any of its Subsidiaries) unless such Indebtedness is Permitted Senior Indebtedness).
(jj) "Permitted Senior Indebtedness" means the Indebtedness set forth on Schedule 3(d) the Securities Purchase Agreement, as in effect as of the Subscription Date, and any refinancing thereof.
(kk) "Person" means an individual, a limited liability Company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(ll) "Principal Market" means the Nasdaq Capital Market.
(mm) "Redemption Notices" means, collectively, the Company Optional Redemption Notices, the Triggering Events Redemption Notices, the Maturity Redemption Notices, and the Change of Control Redemption Notices, and each of the foregoing, individually, a "Redemption Notice."
(nn) "Redemption Premium" means 120%.
(oo) "Redemption Prices" means, collectively, the Company Optional Redemption Prices, the Triggering Event Redemption Prices, the Bankruptcy Redemption Prices, the Maturity Redemption Prices, and the Change of Control Redemption Prices, and each of the foregoing, individually, a "Redemption Price."
(pp) "SEC" means the Securities and Exchange Commission or the successor thereto.

(qq) "Securities Purchase Agreement" means that certain securities purchase agreement by and among the Company and the initial holders of Series E-1 Preferred Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.
(rr) "Series E-1 Statement of Designations" means this statement of designations, preferences and rights of the Series E-1 Preferred Shares.
(ss) "Series E-2 Statement of Designations" has the meaning ascribed to such term in the Securities Purchase Agreement.
(tt) "Series E-1 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
(uu) "Series E-2 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
(vv) "Stated Value" shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series E-1 Preferred Shares.
(ww) "Statement of Designations" means, as applicable, the Series E-1 Statement of Designations or the Series E-2 Statement of Designations.
(xx) "Subscription Date" means November 16, 2016.
(yy) "Subsidiaries" shall have the meaning ass set forth in the Securities Purchase Agreement.
(zz) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(aaa) "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into; provided, that no Holder shall have no right to elect a Parent Entity as a Successor Entity unless a Change of Control has occurred.
(bbb) "Trading Day" means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
(ccc) "Transaction Documents" means the Securities Purchase Agreement, this Series E-1 Statement of Designations, the Series E-2 Statement of Designations, the Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.
(ddd) "Triggering Event" means the occurrence of any of the following events after the date hereof:
(i) any of the Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares are not freely tradable without restriction by any of the Holders and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) days in any 365-day period;
(ii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;
(iii) the Company's notice, written or oral, to any holder of Preferred Shares or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Preferred Shares in accordance with the provisions of the Warrants or a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of the applicable Statement of Designations, other than pursuant to Section 4(d) hereof;
(iv) at any time following the tenth (10th) consecutive day that a Holder's Authorized Share Allocation (as defined in Section 11(a)) is less than 150% of the sum of (A) the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the referred Shares then held by such Holder (without regard to any limitations on conversion set forth in the applicable Statement of Designations) and (B) the number of shares of Common Stock that such Holder would then be entitled to receive upon exercise in full of such Holder's Warrants (without regard to any limitations on exercise set forth in the Warrants);

(v) the Company's Board of Directors fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3;
(vi) the Company's failure to pay to any Holder any Dividend on any Dividend Date (whether or not declared by the Board of Directors) or any other amount when and as due under any Statement of Designations (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the MIBCA), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least three (3) Trading Days;
(vii) the Company, on two or more occasions, either (A) fails to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock or Preferred Shares, as applicable, within five (5) Trading Days after the applicable Conversion Date or Exercise Date (as defined in the Warrants) (as the case may be) or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;
(viii) any Bankruptcy Triggering Event;
(ix) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $15,000,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;
(x) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $15,000,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $15,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;
(xi) other than as specifically set forth in another clause of this Section 30(ddd), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;
(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;
(xiii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 9 of this Series E-1 Statement of Designations;
(xiv) the Company fails to file its Annual Report on Form 20-F for the fiscal year ending December 31, 2016 with the SEC on or prior to April 30, 2017;
(xv) the Company' fails to have an effective registration statement available to the holders of Warrants on Form F-3 or F-1 (or a similar form) to permit the issuance in full of the Warrant Preferred Shares issuable upon exercise of the Warrants, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) days in any 365-day period;
(xvi) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs; or
(xvii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document.
(eee) "Volume Failure" means, with respect to a particular date of determination, the quotient of (x) the sum of the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on each of the five (5) Trading Days ending and including the Trading Day immediately preceding such date of determination, divided by (y) five (5), is less than $50,000.
(fff) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.  If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22 All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
(ggg) "Warrants" means collectively, the Series E-1 Preferred Warrants and the Series E-2 Preferred Warrants.
(hhh) "Warrant Preferred Shares" means, collectively, (x) the Series E-1 Preferred Shares issuable upon exercise of such Series E-1 Preferred Warrants  and (y) the Series E-2 Preferred Shares issuable upon exercise of such Series E-2 Preferred Warrants.
31. Disclosure.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Series E-1 Statement of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Report of Foreign Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Report of Foreign Issuer on Form 6-K and such Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.  Nothing contained in this Section 31 shall limit any obligations of the Company, or any rights of any Holder, under the Securities Purchase Agreement.
*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Series E-1 Statement of Designations of Series E-1 Convertible Preferred Stock of DryShips Inc. to be signed by its Financial Controller on this 16th day of November, 2016.

DRYSHIPS INC.

By:	/s/ Dimitris Dreliozis
Name: Dimitris Dreliozis
Title: Financial Controller

EXHIBIT I

DRYSHIPS INC.
CONVERSION NOTICE
Reference is made to the Statement of Designations, Preferences and Rights of the Series E-1 Convertible Preferred Stock (the "Statement of Designations") of DryShips Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the "Company"). In accordance with and pursuant to the Statement of Designations, the undersigned hereby elects to convert the number of shares of Series E-1 Convertible Preferred Stock, $0.01 par value per share (the "Series E-1 Preferred Shares") of the Company, indicated below into shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company, as of the date specified below.
Date of Conversion:
Aggregate number of Series E-1 Preferred Shares to be converted
Aggregate Stated Value of such Series E-1 Preferred Shares to be converted:
Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Series E-1 Preferred Shares and such Aggregate Dividends to be converted:
Aggregate Make-Whole Amount (if any):
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information: ☐Check here if electing to convert the Series E-1 Preferred Shares at the Alternate Conversion Price in effect as of the date of this exercise notice.
Applicable Conversion Price:
Number of shares of Common Stock to be issued:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Series E-1 Preferred Shares submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number and otherwise pursuant to the provisions of Section 4(d) of the Statement of Designations.
Please issue the Common Stock into which the applicable Series E-1 Preferred Shares are being converted to Holder, or for its benefit, as follows:
☐Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, Name of Registered Holder
By: Name: Title: Tax ID:_____________________ Facsimile:___________________ E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT
The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 2016 from the Company and acknowledged and agreed to by ________________________.
DRYSHIPS INC.

By:
Name:
Title: